UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            April 13, 2005

Louisville Gas and Electric Company

(Exact name of registrant as specified in its charter)

Kentucky	1-2893	61-0264150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Main Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 627-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an off-balance sheet arrangement of a registrant.

On April 13, 2005, Louisville Gas and Electric Company (the “Company’’) completed a refinancing transaction covering $40 million in existing pollution control indebtedness.  The original indebtedness, relating to the existing 5.90% Pollution Control Bond Series X due April 15, 2023, will be discharged on May 13, 2005 by the proceeds from the replacement indebtedness, relating to a new Pollution Control Bond Series HH, due February 1, 2035, which will currently carry a variable, auction rate of interest.

As part of the refinancing, the Louisville/Jefferson County Metro Government, Kentucky (the “County”) has issued $40 million in new pollution control bonds (the “County Bonds”) relating to facilities at the Company’s Mill Creek and Cane Run generating plants.  Pursuant to a Loan Agreement dated February 1, 2005 (the “Loan Agreement”), the Company has borrowed from the County the proceeds from sale of the County Bonds.  Under the Loan Agreement, the Company has agreed to repay the loan by making principal, interest, premium payments or any purchase price payments as and when due with respect to the County Bonds.  The payment obligations of the Company under the Loan Agreement are absolute and unconditional.

The Company’s obligations with respect to the County Bonds are secured by the Company’s issuance of $40 million in first mortgage bonds (the “Company Bonds”) with identical principal amount, maturity and interest provisions as the County Bonds.  The Company Bonds are issued pursuant to a Supplemental Indenture dated April 1, 2005, to the Company’s existing first mortgage bond indenture among the Company and its first mortgage bond trustee.

The Loan Agreement, the Supplemental Indenture and other transaction documents contain standard representations, covenants and events of default for facilities of this type, including acceleration of indebtedness upon certain events of default.  Events of default under the Loan Agreement or other transaction documents include a failure to punctually make payments associated with County Bonds when due; a continuing failure or default regarding performance of applicable covenants, conditions or agreements in the Loan Agreement, the insurance agreement or other relevant transaction documents; any acceleration of payments with respect to the Company Bonds or other first mortgage bonds; and certain bankruptcy or insolvency-related conditions relating to the Company.

Item 9.01  Financial Statements and Exhibits

4.1.                             Supplemental Indenture dated as of April 1, 2005 from Louisville Gas and Electric Company to BNY Midwest Trust Company, Chicago, Illinois, as trustee.

10.1                          Loan Agreement dated February 1, 2005 between Louisville Gas and Electric Company and the Louisville/Jefferson County Metro Government, Kentucky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISVILLE GAS AND ELECTRIC COMPANY

Dated:	April 18, 2005	BY:	/s/ John R. McCall
John R. McCall
Executive Vice President,
General Counsel and
Corporate Secretary